News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, February 8th at 10:00 a.m. (Eastern), to discuss the Company’s 2004 fourth quarter and year-end results.
Conference call dial-in: 800/733-8567
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Purdy Tran
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VVN@jcir.com

FOR IMMEDIATE RELEASE

2004 MARKS MOST PROFITABLE YEAR IN VITRAN’S HISTORY,
HIGHLIGHTED BY 45% NET INCOME GROWTH, DILUTED EPS OF $1.17

- Achieves 39 Percent Net Income Increase in 2004 Fourth Quarter, Diluted EPS of $0.34 -

TORONTO, ONTARIO (February 8, 2005) — Vitran Corporation Inc. (AMX: VVN, TSX: VTN), a North American transportation and logistics firm, today announced financial results for the 2004 fourth quarter and full year ended December 31, 2004 million (all figures reported in $U.S.). For the fourth quarter, Vitran’s 13th consecutive quarter of net income improvement, the Company recorded a 39 percent improvement in net income to $4.4 million, or 0.34 per diluted share and a 13 percent increase in revenues to $96.5 million. Net income in the 2004 fourth quarter was positively impacted by a one-time tax benefit reflecting the recognition of a loss carry-forward of approximately $0.7 million. In the corresponding 2003 period, Vitran achieved net income of $3.2 million, or $0.29 per diluted share on revenues of $85.3.

For the year ended December 31, 2004, Vitran achieved all-time bests in net income and revenue, posting a 45 percent increase in net income to $14.9 million, or $1.17 per diluted share on revenues of $374.6 million. In 2003, the Company recorded net income of $10.3 million, or $1.01 per diluted share on $331.8 million in revenues.

Fourth quarter per share results are based on 12.8 million diluted and 10.8 million diluted weighted average shares outstanding during the 2004 and 2003 three-month periods, respectively. Per share results for the years ended December 31, 2004 and 2003 are based on 12.7 million diluted and 10.3 million diluted weighted average shares outstanding, respectively. Vitran’s December 2003 equity offering accounts for the year-over-year increase in weighted average shares.

“We closed out 2004 with our 13th consecutive quarter of year-over-year earnings improvement, and are extremely pleased with Vitran’s performance this past year. Through a great team effort, 2004 marks our Company’s most profitable year, highlighted by record annual revenue and net income,” stated President and Chief Executive Officer Rick Gaetz.

“Our debt levels have been reduced to 10-year lows, declining 45 percent over the past twelve months to $14.5 million at the end of 2004. We increased our available capital with an expanded credit facility and extended the repayment terms on the Company’s outstanding debt, positioning Vitran for opportunistic expansion strategies.

“With another successful year behind us, we would like to thank our customers, business partners, employees and shareholders for their continuing support as we head into 2005.”

Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose three percent during the 2004 fourth quarter to $4.1 million, fueled by 12 percent revenue growth in the U.S. business unit and a five percent increase at the Company’s Canadian LTL business unit. The U.S. LTL operation achieved key operating metric improvements during the quarter, but the Canadian LTL division experienced challenges with its long haul intermodal operations, as railway capacity and operating issues impacted fourth quarter results.

The Company’s Truckload segment increased income from operations, recording $0.5 million in the 2004 fourth quarter, versus $0.1 million in the year-earlier period. The fourth quarter OR improved to 94.7 from 98.7 in 2003, reflecting a continuation of the stable pricing environment in the U.S. central states.

During the fourth quarter, Vitran’s Logistics segment achieved a 23 percent increase in revenue. Income from operations of $0.5 million for the 2004 fourth quarter was in line with the prior year period. The supply chain unit continues to work on filling the capacity of its new facility, which opened at the end of the 2004 second quarter.

Guidance Update
Management expects 2005 diluted earnings per share to be in the range of $1.23 to $1.35.

Normal Course Issuer Bid
Earlier today, Vitran announced separately its intention to commence a normal course issuer bid to acquire up to 620,984 shares, or approximately five percent of its outstanding common shares, by way of open market purchases through the facilities of, and in accordance with, the Rules and Policies of the Toronto Stock Exchange. The Shares will be repurchased for cancellation.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (AMX:VVN, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, “expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars)

	Dec. 31, 2004	Dec. 31, 2003
Assets
Current assets:
Cash	$7,375	$12,417
Marketable securities	33,087	26,996
Accounts receivable	40,124	35,685
Inventory, deposits and prepaids	5,924	5,847
Future income tax assets	3,667	4,101

	90,177	85,046
Capital assets	37,563	35,102
Goodwill	45,304	44,865

	$173,044	$165,013

Liabilities and Shareholders’ Equity
Current liabilities:
Account payable and accrued liabilities	$33,377	$34,092
Income and other taxes payable	2,399	4,007
Current portion of long-term debt	3,030	8,313

	38,806	46,412

Long-term debt	11,507	17,931
Future income tax liabilities	3,546	2,715

Shareholders’ equity:
Capital stock	60,798	59,358
Contributed surplus	323	—
Retained earnings	54,972	40,029
Cumulative translation adjustment	3,092	(1,432)

	119,185	97,955

	$173,044	$165,013

Vitran Corporation Inc.
Statements of Income
(in thousands of United States dollars except for share and per share amounts)

	Three Months		Year
	Ended Dec. 31,		Ended Dec. 31,
	2004	2003	2004	2003
Revenues	$96,523	$85,333	$374,595	$331,826
Operating expenses	82,787	72,823	319,295	282,016
Selling, general and administrative expenses	7,632	6,814	31,263	29,366
Other expense (income)	(4)	(1)	(146)	136

	90,415	79,636	350,412	311,518
Income from operations before depreciation	6,108	5,697	24,183	20,308
Depreciation expense	1,371	1,401	5,206	5,494

Income from operations before undernoted	4,737	4,296	18,977	14,814

Interest expense, net	36	(203)	(51)	(1,320)

Income from operations before income taxes	4,773	4,093	18,926	13,494

Income taxes	408	943	3,983	3,158

Net income	$4,365	$3,150	$14,943	$10,336

Income per share:
Basic	$0.35	$0.31	$1.22	$1.07

Diluted	$0.34	$0.29	$1.17	$1.01

Weighted average number of shares
Basic	12,417,594	10,110,571	12,285,400	9,684,901

Diluted	12,771,235	10,768,940	12,740,477	10,263,211

Vitran Corporation Inc.
Consolidated Statements of Cash Flows
(In thousands of United States dollars)

	Three months	Three months	Year	Year
	Ended	Ended	Ended	Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Cash provided by (used in):
Operations:
Net income	$4,365	$3,150	$14,943	$10,336
Items not involving cash from operations:
Depreciation expense	1,371	1,401	5,206	5,494
Future income taxes	(291)	(528)	1,266	(292)
Foreign Exchange	—	(264)	—	(264)
Stock based compensation expense	146	—	323	—
Loss (gain) on sale of capital assets	(4)	(1)	(146)	136

	5,587	3,758	21,592	15,410
Change in non-cash working capital components	382	9,065	(6,839)	3,339

	5,969	12,823	14,753	18,749

Investments:
Purchase of capital assets	(2,249)	(4,511)	(6,242)	(6,895)
Proceeds on sale of capital assets	6	93	248	423
Marketable securities	(3,542)	(26,996)	(3,981)	(26,996)

	(5,785)	(31,414)	(9,975)	(33,468)

Financing:
Repayment of long-term debt	(5,570)	(6,032)	(11,716)	(11,396)
Issue of Common shares in public offering	—	29,385	—	29,385
Issue of Common shares upon exercise of stock options	38	776	1,440	1,607
Repurchase of Common shares	—	—	—	(644)

	(5,532)	24,129	(10,276)	18,952
Effect of translation adjustment on cash	227	718	456	182

Increase (decrease) in cash position	(5,121)	6,256	(5,042)	4,415
Cash position, beginning of period	12,496	6,161	12,417	8,002

Cash position, end of period	$7,375	$12,417	$7,375	$12,417

Change in non-cash working capital components:
Accounts receivable	$4,740	$3,026	$(4,439)	$(6,053)
Inventory, deposits and prepaids	316	239	(77)	348
Income and other taxes payable	(530)	1,597	(1,608)	2,266
Accounts payable and accrued liabilities	(4,144)	4,202	(715)	6,778

	$382	$9,065	$(6,839)	$3,339

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended
December 31, 2004

($U.S.)	U.S. LTL	Q. over Q.	($CDN)	CDN LTL	Q. over Q.
	Division	% Change		Division	% Change
Revenue (000’s)	$42,472	11.8	Revenue (000's)	$42,795	4.9
No. of Shipments	365,986	6.6	No. of Shipments	217,995	(6.4)
Weight (000’s lbs)	514,563	5.2	Weight (000's lbs)	420,788	(2.9)
Revenue per shipment	$116.05	4.8	Revenue per shipment	$196.31	12.1
Revenue per CWT	$8.25	6.3	Revenue per CWT	$10.17	8.1

For the year ended
December 31, 2004

($U.S.)	U.S. LTL	Yr. over Yr.	($CDN)	CDN LTL	Yr. over Yr.
	Division	% Change		Division	% Change
Revenue (000’s)	$172,296	10.3	Revenue (000's)	$168,904	7.1
No. of Shipments	1,507,141	5.6	No. of Shipments	908,063	2.6
Weight (000’s lbs)	2,153,210	8.4	Weight (000's lbs)	1,740,794	2.7
Revenue per shipment	$114.32	4.4	Revenue per shipment	$186.00	4.4
Revenue per CWT	$8.00	1.7	Revenue per CWT	$9.70	4.3

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter ended December 31, 2004	For the quarter ended December 31, 2003

	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations
LTL	78,073	4,144	94.7	LTL	69,234	4,013	94.2
LOG	9,628	527	94.5	LOG	7,849	523	93.3
TL	8,822	468	94.7	TL	8,250	108	98.7

For the year ended December 31, 2004	For the year ended December 31, 2003

	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations
LTL	303,017	17,604	94.2	LTL	270,189	15,386	94.3
LOG	35,499	1,668	95.3	LOG	28,642	1,084	96.2
TL	36,079	1,968	94.5	TL	32,995	602	98.2

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